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                                                             Exhibit 14


                    CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Trustees of
   The Calvert Fund

We consent to the following with respect to the Registration
Statement of The Calvert Fund (the "Trust") on Form N-14 under the Securities Act of 1933, relative to the transfer of all the assets and liabilities of Calvert Strategic Growth Fund to Calvert New Vision
Small Cap Fund in exchange for shares of Calvert New Vision Small Cap Fund:

 1. The incorporation by reference of our report dated May 9, 1997, on our audit of the financial statements and financial highlights of Calvert Strategic Growth Fund, which report is included in the Annual Report to Shareholders for the year ended March 31, 1997, in the statement of additional information of Calvert Strategic Growth Fund dated July 31, 1997.

 2. The incorporation by reference of our report dated May 9, 1997, on our audit of the financial statements and financial highlights of Calvert New Vision Small Cap Fund, which report is included in the Annual Report to Shareholders for the period ended March 31, 1997, in the Statement of Additional Information of Calvert New Vision Small Cap Fund, dated July 31, 1997.

 3.  The reference to our Firm under the headings "Independent
     Accountants" in the Statements of Additional Information of Calvert Strategic Growth Fund and Calvert New Vision Small Cap Fund, both dated July 31, 1997.




COOPERS & LYBRAND, L.L.P.

Baltimore, Maryland
September 10, 1997